EX-99.23(h)(23)

                         FORM OF PLAN OF REORGANIZATION

                                JNL SERIES TRUST
                        JNL/S&P AGGRESSIVE GROWTH FUND I
                       JNL/S&P CONSERVATIVE GROWTH FUND I
                     JNL/S&P EQUITY AGGRESSIVE GROWTH FUND I
                          JNL/S&P EQUITY GROWTH FUND I
                         JNL/S&P MODERATE GROWTH FUND I
                      JNL/S&P VERY AGGRESSIVE GROWTH FUND I
                           JNL/S&P CORE INDEX 100 FUND
                           JNL/S&P CORE INDEX 75 FUND
                           JNL/S&P CORE INDEX 50 FUND

                             PLAN OF REORGANIZATION

     This plan of reorganization has been entered into on the 24th day of June, 2004, by the JNL SERIES TRUST (the "Trust"), a Massachusetts business trust, on behalf of the following Funds of the Trust:

     WHEREAS, certain JNL/S&P Funds will be merged as outlined below;

--------------------------------------- ----------------------------------------
        Acquiring Funds                        Acquired Funds
--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------
JNL/S&P Moderate Growth Fund I          JNL/S&P Core Index 100 Fund
--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------
JNL/S&P Aggressive Growth Fund I        JNL/S&P Core Index 50 Fund

                                        JNL/S&P Core Index 75 Fund

                                        JNL/S&P Very Aggressive Growth Fund I

                                        JNL/S&P Equity Aggressive Growth Fund I

                                        JNL/S&P Equity Growth Fund I
--------------------------------------- ----------------------------------------

     WHEREAS, the Trust is a registered investment company under the Investment Company Act of 1940 as amended (the "1940 Act");

     WHEREAS the Board of Trustees has determined that the transactions described herein are in the best interests of the shareholders of each of the Acquired Funds and the Acquiring Funds;

     WHEREAS the Board of Trustees has determined that the transactions described herein will not dilute the shares of any shareholder of the Acquired Funds and the Acquiring Funds;

     WHEREAS the Board of Trustees has determined that the transactions described herein will provide for the equitable liquidation and distribution of the shares of the Acquired Funds;

     WHEREAS Article IV, Section 3 of the Trust's Declaration of Trust, dated June 1, 1994 (the "Declaration of Trust"), authorizes the Board of Trustees to direct the management of the business and affairs of the Fund;

     WHEREAS the Board of Trustees has determined that each Acquired Fund should be consolidated with and into the corresponding Acquiring Fund, as shown in the table above; and

     WHEREAS  the  Board  of  Trustees  has   recommended   that  this  plan  of
reorganization be approved by the shareholders of each of the Acquired Funds;

     NOW, THEREFORE, all the assets, liabilities and interests of each Acquired Fund shall be transferred on the Closing Date to the corresponding Acquiring Fund as described below, provided however, that such transaction shall not occur unless and until this plan shall have first been approved by a majority of the outstanding voting securities of the relevant Acquired Fund as provided in
Section 2(a)(42) of the 1940 Act:

         1. The Closing Date shall be October 1, 2004, or such other day on which the Trust is open for business and the New York Stock Exchange is open for unrestricted trading as may be determined by the Trust's management;

         2. On or before the Closing Date, and before effecting each consolidation transaction described herein, the Trust shall have received a satisfactory written opinion of legal counsel as to each such transaction that:

                  a. it shall qualify as a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Tax Code") or, in the alternative, a satisfactory written opinion that such transaction shall not qualify as a tax-free reorganization under
         Section 368(a)(1) of the Tax Code, but that (i) the contract owners and employee benefit plan participants with beneficial interests in the Funds will not realize a tax gain or loss as a result of the transaction because of the nature of the contracts and the nature of the plan, respectively, (ii) the Acquiring Fund will not realize a tax gain or loss as a result of the transaction, and (iii) the Acquired Fund will realize a tax gain or loss as a result of the transaction, but will not incur any tax liabilities as a result of the transaction because of the operation of the tax rules applicable to regulated investment companies which allow the deduction of dividends paid; and

                  b. the securities to be issued in connection with such transaction have been duly authorized, and when issued in accordance with this Plan, will have been validly issued and fully paid and will be non-assessable by the Trust on behalf of the relevant Acquiring Fund.

         3. In exchange for all of its shares of each Acquired Fund, each shareholder of such Acquired Fund shall receive a number of shares, including fractional shares, of the corresponding Acquiring Fund equal in dollar value to the number of whole and fractional shares that such shareholder owns in such Acquired Fund. Each shareholder of such Acquired Fund shall thereupon become a shareholder of the corresponding Acquiring Fund.

         4. For purposes of this transaction, the value of the shares of the Acquiring Funds and the Acquired Funds shall be determined as of 4:00 p.m., Eastern Time, on the Closing Date. Those valuations shall be made in the usual manner as provided in the relevant Fund's prospectus.

         5. Upon completion of the foregoing transactions, each Acquired Fund shall be terminated and no further shares shall be issued by it. The classes of the Trust's shares representing such Acquired Fund shall thereupon be closed and the shares previously authorized for those classes shall be reclassified by the Board of Trustees. The Trust's Board of Trustees and management shall take whatever actions may be necessary under Massachusetts law and the 1940 Act to effect the termination of the Acquired Funds.

         6. The costs and expenses of these transactions, including the preparation, filing, printing and mailing of proxy solicitation material, disclosure documents and related legal fees shall be borne by Jackson National Asset Management, LLC.

     A copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees, and is not binding on any of the Trustees, officers, or shareholders of the Trust individually, but only binding on the assets and properties of the Trust.

     IN WITNESS WHEREOF, JNL Series Trust, on behalf of the JNL/S&P Core Index 50 Fund, JNL/S&P Core Index 75 Fund, JNL/S&P Core Index 100 Fund, JNL/S&P Aggressive Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I, JNL/S&P Very Aggressive Growth Fund I and JNL/S&P Equity Growth Fund I, has caused this plan of reorganization to be executed and attested in the City of Lansing, State of Michigan, on the date first written above.

                                JNL SERIES TRUST

                                     By:
                                        /s/ Robert A. Fritts
                                     -----------------------------
                                     Robert A. Fritts, President



                                     Attest:
                                        /s/ Susan S. Rhee
                                     -----------------------------
                                     Susan S. Rhee, Secretary